                                                                  Exhibit (c)(6)
[UBS WARBURG LOGO]
                                               STRICTLY PRIVATE AND CONFIDENTIAL




PROJECT MILL

PRELIMINARY VALUATION ANALYSIS
APRIL 2, 2001





APRIL 2001                     PRELIMINARY DRAFT -- FOR DISCUSSION PURPOSES ONLY

VALUATION ANALYSIS AT VARIOUS SHARE PRICES
--------------------------------------------------------------------------------
SPRINGS TRANSACTION VALUE AT PROPOSED OFFER PRICE(1)

($MM, EXCEPT PER SHARE)
--------------------------------------------------------------------------------
Proposed Transaction Price Per Share                               44.00
Total Diluted Shares Outstanding                                   19.96
--------------------------------------------------------------------------------
                                                                   878.2
--------------------------------------------------------------------------------
Less: Option Proceeds                                              (72.7)
================================================================================
TRANSACTION EQUITY MARKET VALUE                                    805.5
================================================================================
Plus: Springs Debt (incl. make whole pmts.)                        340.2
Plus: Unfunded Pension Liability                                    22.8
Plus: Unfunded Deferred Comp. Liability                             40.5
Less: Cash and Equivalents                                          (2.9)
================================================================================
TRANSACTION ENTERPRISE VALUE                                     1,206.2
================================================================================

IMPLIED VALUATION MULTIPLES AT VARIOUS SHARE PRICES(2)
--------------------------------------------------------------------------------

PER SHARE VALUE ($)              40.00   42.00   44.00   46.00   48.00   50.00   52.00   55.00
------------------------------------------------------------------------------------------------
TEV/LTM Revenue(x)                0.50    0.51    0.55    0.55    0.57    0.58    0.60    0.63
TEV/LTM EBITDA(x)                  4.4     4.5     4.7     4.8     5.0     5.2     5.3     5.5
TEV/LTM Free Cash Flow(3)(x)       6.9     7.1     7.4     7.6     7.9     8.1     8.3     8.7
TEV/LTM EBIT(x)                    7.6     7.9     8.2     8.4     8.7     9.0     9.3     9.7
EMV/LTM Net Income(x)             10.1    10.6    11.1    11.7    12.2    12.8    13.3    14.2
------------------------------------------------------------------------------------------------

NOTES
(1)  Based on fiscal year-end 2000 balance sheet
(2)  Implied multiple based on adjusted fiscal year 2000 results
(3)  Free cash flow is defined as EBITDA less capital expenditures

[UBS WARBURG LOGO]                                                             1

PROJECT MILL
--------------------------------------------------------------------------------

COMPARABLE COMPANY ANALYSIS

                                                                            FY2000    1998-2000  5-year
                                                                           Margins
                                                                        ------------   Revenue   Growth
                               Current(1)  Equity    Net    Enterprise  EBITDA  EBIT    CAGR     Rate(3)
Company                Ticker    Price     Value     Debt     Value      (%)     (%)     (%)       (%)
--------------------------------------------------------------------------------------------------------
Burlington Industries   BUR       2.65       142.3    653.1    795.5     6.0     0.9   (10.2)    (30.3)
Crown Crafts, Inc.      CRW       0.39         3.4     90.6     93.9      nm      nm     0.1     (10.9)
Dan River               DRF       1.90        41.4    351.2    392.6    13.9     7.8    13.2      (2.4)
Galey & Lord            GNL       2.25        26.9    507.2    534.7    10.9     6.5     3.0     (22.6)
Mohawk Industries       MHK      28.08     1,471.2    589.8  2,061.0    12.3     9.7     8.9      40.6
Westpoint               WXS       9.00       445.2  1,433.2  1,878.4    17.1    12.6     1.0      14.8

Mean                                         355.1    604.2    959.2    12.0     7.5     2.7      (1.8)
Median                                        91.8    548.5    664.8    12.3     7.8     2.0      (6.7)
Harmonic Mean                                 16.3    303.2    346.0    10.6     3.2      na        na
High                                       1,471.2  1,433.2  2,061.0    17.1    12.6    13.2      40.6
Low                                            3.4     90.6     93.9     6.0     0.9   (10.2)    (30.3)

Springs Industries      SMI      36.10       551.7    393.6  1,045.3    11.3     6.5     2.1       2.5
Springs Industries      SMI      44.00       805.5    400.7  1,206.2    11.3     6.5     2.1       2.5
Springs Industries      SMI      50.00       925.4    400.7  1,326.1    11.3     6.5     2.1       2.5
Springs Industries      SMI      55.00     1,025.4    400.7  1,426.1    11.3     6.5     2.1       2.5
--------------------------------------------------------------------------------------------------------


                           Enterprise Value to 2000E(2)      P/E
                           ---------------------------  ------------
                           Sales  EBITDA  EBIT  FCF(4)  2000E  2001E
Company                     (x)    (x)     (x)   (x)     (x)    (x)
--------------------------------------------------------------------
Burlington Industries      0.49    8.2      nm   nm      nm    22.6
Crown Crafts, Inc.         0.33     nm      nm   nm      nm      nm
Dan River                  0.59    4.2     7.6  6.7     3.9    11.2
Galey & Lord               0.55    5.0     8.3  6.1      nm     2.7
Mohawk Industries          0.63    5.7    6.50  6.3     8.8     9.2
Westpoint                  1.03    6.0     8.2  8.0     6.7     6.1

Mean                       0.60    5.7     7.6  6.8     6.5    10.4
Median                     0.57    5.2     7.9  6.5     6.7     9.2
Harmonic Mean              0.54    5.5     7.6  6.7     5.8     6.5
High                       1.03    8.2     8.3  8.0     8.8    22.6
Low                        0.33   4.25     6.5  6.1     3.9     2.7

Springs Industries         0.46    4.3     7.1  6.4     9.1     9.2
Springs Industries         0.53    4.7     8.2  7.4    11.1    11.2
Springs Industries         0.58    5.2     9.0  8.?    12.8    12.7
Springs Industries         0.62    5.5     9.7  8.7    14.2    14.0
--------------------------------------------------------------------

NOTES:
1  Closing Stock Prices as of March 30, 2001
2  Latest twelve months ending December 31, 2000
3  Source: I/B/E/S 5 year EPS growth estimate
4  Free cash flow (FCF) is defined as EBITDA less capital expenditures


[UBS WARBURG LOGO]                                                             2

--------------------------------------------------------------------------------

COMPARABLE TRANSACTION ANALYSIS

                                    One Day    One      One                                  3-year   LTM     LTM      LTM
                                     Prior    Week     Month      Total    Equity           Revenue  EBITDA   FCF     EBIT
                            Date    Premium  Premium  Premium  Enterprise  Market    LTM    Growth   Margin  Margin  Margin
Acquiror/Target          Announced    (%)      (%)      (%)       Value     Value  Revenue    (%)     (%)     (%)     (%)
---------------------------------------------------------------------------------------------------------------------------
GCW Southeast Partners/   8/30/99     65.5    84.6     50.0      155.5       32.5    267.6   (6.1)   9.9      7.4      2.6
Johnston Industries

Dan River/                6/29/98     19.5    22.2     38.9      267.3      172.9    242.9  (20.1)   6.0     (7.5)     3.2
Bibb Company

Pillowtex Corp/           9/21/97      1.5     8.6     30.5      912.5      406.9   1100.1    1.3    7.1      1.8      3.8
Fieldcrest Cannon Inc

Springs Industries/        2/6/95       na      na       na      143.5      118.0    272.1    3.8    5.4      2.1      1.3
Dundee Mills, Inc

Investor Group/           10/6/99     77.9    75.4     58.2      106.4       66.1    117.6   27.6   15.1     12.5     11.5
Conso International

Berkshire Hathaway/        9/6/00     18.8    23.8     26.7     3277.1     2393.9   4095.7    7.2   13.1      9.6      7.5
Shaw Industries

Mean                                  36.0    42.8     40.8      810.4      531.7  1,016.0    2.3    5.4      4.3      5.0

Median                                19.5    23.8     38.9      211.4      145.5    269.8    2.6    8.5      4.8      3.5

Min                                    1.5     8.6     26.7      106.4       32.5    117.6  (20.1)   5.4     (7.5)     1.3

Max                                   77.9    34.6     58.2    3,277.1    2,393.9   4055.7   27.6   15.1     12.5     11.5

Harmonic Mean                          6.2    21.9     37.5      214.7       95.2    283.2    3.4    8.1      3.2      3.1

Springs Industries @ 44   2/20/01     21.9    21.3     28.5     1206.2      805.5  2,275.1    2.5   11.3      7.2      6.5

Springs Industries @ 50   2/20/01     38.5    37.8     54.7    1,326.1       925.4 2,275.1    2.5   11.3      7.2      6.5

Springs Industries @ 55   2/20/01     52.4    61.6     70.2    1,426.1     1,025.4 2,275.1    2.5   11.3      7.2      6.5

Westpoint Stevens         4/24/00     27.5    30.4     28.5     2113.8       649.2  1883.3    6.7   18.7     10.8     14.2
---------------------------------------------------------------------------------------------------------------------------

                               LTM      Total Enterprise Value Multiples
                            Net Income  --------------------------------    Equity
                              Margin       LTM       LTM    LTM   LTM     Mkt. Value/
                                (%)      Revenue   EBITDA   FCF   EBIT    Net Income
-------------------------------------------------------------------------------------
GCW Southeast Partners/      (1.0)        0.58     5.9       7.8  22.3        nm
Johnston Industries

Dan River/                   (0.4)        1.10    18.4       nm   33.9        nm
Bibb Company

Pillowtex Corp/               1.5         0.83    11.7      47.3  21.8      23.9
Fieldcrest Cannon Inc

Springs Industries/          (0.5)        0.53     9.8      25.4  40.7        nm
Dundee Mills, Inc

Investor Group/               4.9         0.90     6.0       7.7   7.9      11.5
Conso International

Berkshire Hathaway/           4.4         0.80     6.1       8.3  10.7      13.3
Shaw Industries

Mean                          ???         0.79     9.6      19.2  22.9      15.2

Median                        9.5         0.81     8.0       8.3  22.0      13.3

Min                          (1.0)        0.53     5.9       7.2   7.9      11.5

Max                           ???         7.10    18.4      47.3  40.7      23.9

Harmonic Mean                  na         0.74     8.1      11.2  15.4      14.7

Springs Industries @ 44       3.2         0.53     4.7       7.4   8.2      11.1

Springs Industries @ 50       3.2         0.53     5.2       8.1   9.0      12.8

Springs Industries @ 55       3.2         0.53     5.5       8.7   9.7      14.2

Westpoint Stevens             5.5         1.12     6.0      10.4   7.9       6.2
--------------------------------------------------------------------------------

NOTE:
(1)  WestPoint transaction was terminated on 5/19/00


[UBS WARBURG LOGO]                                                             3

--------------------------------------------------------------------------------
* DISCOUNTED CASH FLOW ANALYSIS


EXIT MULTIPLE (EBITDA)

                 (%)       4.00x      4.50x      5.00x      5.50x      6.00x
--------------------------------------------------------------------------------
                 8.75      41.01      46.66      52.31      57.96      63.60
WACC/            9.75      38.77      44.18      49.60      55.02      60.44
DISCOUNT        10.75      36.62      41.83      47.03      52.23      57.43
RATE            11.75      34.58      39.58      44.57      49.57      54.57
                12.75      32.63      37.43      42.23      47.03      51.83
--------------------------------------------------------------------------------





[UBS WARBURG LOGO]

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